Exhibit 99.1

Procera Networks Announces First Quarter 2013 Financial Results

FREMONT, Calif., May 2, 2013 – Procera Networks, Inc. (NASDAQ: PKT), the global intelligent policy enforcement company, today reported financial results for its first quarter ended March 31, 2013.

First Quarter 2013 Highlights
•	Acquired Vineyard Networks Inc. on January 9, 2013
•	Record Q1 revenue of $14.2 million, up 15% from Q1 2012
•	Record Q1 bookings at $18.6 million, up 27% from Q1 2012
•	Added 21 new service provider customers, including 7 mobile operators
•	New Tier 1 win with mobile communications provider Orange Switzerland
•	Received multi-million dollar expansion order from North American cable company
•	Received multi-million dollar expansion order from Tier 1 service provider in Russia
•	Received multi-million dollar expansion order from large Western European service provider for PL20000 hardware
•	Support revenue of $3.8 million, up 50% from Q1 2012
•	18 direct Tier 1 trials ongoing or planned over the next 60 days
•	GAAP gross margin of 52% and net loss of $6.1 million
•	Non-GAAP gross margin of 55% and net loss of $3.1 million

“Our record revenue and bookings for the first quarter reflect our continued positive traction in the market for our products, and our pipeline is growing,” said Jim Brear, President and CEO of Procera Networks. “Our integration of Vineyard Networks has gone very well, with significant opportunities on both the NAVL and PacketLogic sides of the business, and we expect some significant new wins in the coming months. We continue to expect to gain market share in 2013.”

First Quarter 2013 Financial Results
Revenue for the first quarter of 2013 was $14.2 million, up 15% from revenue of $12.3 million in the first quarter of 2012.

Net loss for the first quarter of 2013 was $6.1 million, or a loss of $0.30 per diluted share, compared to net income of $579,000, or $0.04 per diluted share, for the first quarter of 2012. Non-GAAP net loss for the first quarter of 2013 was $3.1 million, or a loss of $0.16 per diluted share, compared to non-GAAP net income of $1.9 million, or $0.13 per diluted share, for the first quarter of 2012.  For an explanation of non-GAAP financial measures used in this release, and reconciliation to comparable GAAP measures, please refer to the “Use of Non-GAAP Financial Information” below.

Financial Guidance
Procera is revising its guidance for annual revenue growth from between 25% to 30% to at least 30% for 2013.  The Company expects to gain market share in 2013 and continues to anticipate that most of its revenue growth will occur in the second half of 2013.  Procera expects estimated non-GAAP operating expenses of approximately $11.5 million in the second quarter of 2013 with primarily variable pay increases thereafter. Because higher operating expenses will precede its anticipated second half revenue growth, Procera expects operating results in the second quarter of 2013 to be in range of breakeven, on a non-GAAP basis.

The guidance set forth above is an estimate only and actual performance could differ. The Company’s financial results historically have been volatile, and a number of uncertainties and other factors may cause the Company’s prior results, performance or achievements to be materially different from future results.

Conference Call Information
Procera Networks, Inc. will host a conference call at 4:30 p.m. Eastern Time today, May 2, 2013, to discuss its financial results for its first quarter ended March 31, 2013. Interested parties can access the live call by dialing 1-877-941-8416 or 1-480-629-9808 (International) and request the “Procera” call. A replay of the call will be available approximately one hour following the end of the call through 11:59 p.m. ET on Thursday, May 9, 2013, by dialing 800-406-7325 and entering the replay code of 4612123 #. To access the replay from international locations, dial 303-590-3030 using the same passcode. An archive of the conference call will be available on the Quarterly Results and Events section of the Procera Networks’ Investor Relations Web site at www.proceranetworks.com/investors.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements related to Procera Networks, Inc., including statements about Procera's expectations for revenue growth, operating expenses and operating results for 2013, including the expected timing of revenue growth and expenses, and future wins, the Company’s pipeline for revenue and bookings, opportunities for NAVL and PacketLogic, the market opportunity and an increase in the Company’s market share. Statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, risks and uncertainties related to the acceptance and adoption of Procera’s products; the company’s ability to service and upgrade its products; lengthy sales cycles and lab and field trial delays by service providers; its dependence on a limited product line; its dependence on key employees; its ability to compete in our industry with companies that are significantly larger and have greater resources; its ability to protect its intellectual property rights in a global market; its ability to manufacture product quickly enough to meet potential demand; its ability to integrate Vineyard Networks and realize anticipated benefits from the acquisition; and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera Networks’ business are described in the "Risk Factors" section of its Form 10-K filed for the year ended December 31, 2012, and other reports filed with the SEC, which are available free of charge on the SEC's website at http://www.sec.gov or on Procera’s website at http://www.proceranetworks.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements in this press release are based on information available to Procera as of the date hereof, and the company undertakes no obligation to update, amend or clarify any forward-looking statement for any reason.

Use of Non-GAAP Financial Information
In addition to the financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures. Our management regularly uses these supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods and believes that these non-GAAP financial measures, when taken together with the corresponding GAAP measures, provide incremental insight into the underlying factors and trends affecting both the Company’s performance and its cash-generating potential.

Our non-GAAP financial measures include adjustments for stock-based compensation expenses; business development expenses; and acquisition-related intangible asset amortization, deferred compensation amortization and tax effects. We have excluded the effect of stock-based compensation; the cost of outside professional services for negotiating and performing legal, accounting and tax due diligence for potential mergers, acquisitions and other significant partnership arrangements; and acquisition-related intangible asset and deferred compensation amortization, and tax effects, from our non-GAAP gross profit, operating expenses and net income measures. Stock-based compensation, which represents the estimated fair value of stock options and restricted stock granted to employees, is excluded since grant activities vary significantly from quarter to quarter in both quantity and fair value. In addition, although stock-based compensation will recur in future periods, excluding this expense allows us to better compare core operating results with those of our competitors who also generally exclude stock-based compensation from their core operating results, and who may have different granting patterns and types of equity awards and who may use different option valuation assumptions than we do. Business development expenses are necessary as part of certain growth strategies, such as through mergers and acquisitions, and will occur when such transactions are pursued. We have excluded these expenses because they can vary materially from period-to-period and transaction-to-transaction and expenses associated with these business development activities are not considered a key measure of the Company's operating performance. Acquisition-related intangible asset amortization, deferred compensation amortization and tax effects represent non-cash charges and benefits that result from the accounting for acquisitions. We have excluded these items because, in any period, they may not directly correlate to the underlying performance of the Company’s business and these items can vary materially from period-to-period and transaction-to-transaction. In addition, we exclude these acquisition-related costs and benefits when evaluating our current operating performance.

Our non-GAAP financial measures may not reflect the full economic impact of the Company’s activities.  Further, these non-GAAP financial measures may be unique to the Company, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies. Therefore, these non-GAAP financial measures are limited in their usefulness and investors are cautioned not to place undue reliance on our non-GAAP financial measures. In addition, investors are cautioned that these non-GAAP financial measures are not intended to be considered in isolation and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations."

About Procera Networks, Inc.
Procera Networks, Inc. (NASDAQ: PKT) delivers industry-leading network intelligence for millions of broadband connections worldwide. Procera's PacketLogic and NAVL solutions enable carrier, service provider, enterprise, and consumer networks to deliver a high quality of experience to their users through actionable intelligence and sophisticated policy enforcement. For more information, visit www.proceranetworks.com or follow Procera on twitter at @ProceraNetworks.

Press Contact
Fran Lowe, Engage PR for Procera Networks, 510-748-8200 x225,  flowe@engagepr.com

Investor Relations Contact
Todd Kehrli or Jim Byers, MKR Group Inc., 323-468-2300,  pkt@mkr-group.com

Procera Networks, Inc.
Condensed Consolidated Statements of Operations
Unaudited
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2013	2012
Sales:
Product sales	$10,411	$9,829
Support sales	3,760	2,503
Total sales	14,171	12,332
Cost of sales:
Product cost of sales	6,087	3,447
Support cost of sales	663	222
Total cost of sales	6,750	3,669

Gross profit	7,421	8,663
	52.4%	70.2%
Operating expenses:
Research and development	4,104	1,691
Sales and marketing	6,354	4,006
General and administrative	3,593	2,360
Total operating expenses	14,051	8,057

Income (loss) from operations	(6,630)	606

Interest and other income (expense), net	(50)	1

Income (loss) before income taxes	(6,680)	607
Income tax provision (benefit)	(623)	28
Net income (loss)	$(6,057)	$579

Net income (loss) per share - basic	$(0.30)	$0.04
Net income (loss) per share - diluted	$(0.30)	$0.04

Shares used in computing net income (loss) per share:
Basic	19,931	14,547
Diluted	19,931	15,064

Procera Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$16,536	$30,933
Short-term investments	99,684	100,762
Accounts receivable, net of allowance	12,895	16,603
Inventories, net	12,294	11,240
Prepaid expenses and other	7,995	2,012
Total current assets	149,404	161,550

Property and equipment, net	5,593	4,474
Goodwill	13,241	960
Intanble assets, net	7,782	-
Deferred tax asset	368	-
Other non-current assets	55	54
Total assets	$176,443	$167,038

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,046	$5,453
Deferred revenue	7,150	6,953
Accrued liabilities	4,236	4,949
Total current liabilities	16,432	17,355

Non-current liabilities:
Deferred revenue	2,574	2,878
Deferred tax liability	2,100	-
Total liabilities	21,106	20,233

Commitments and contingencies	-	-

Stockholders' equity:
Common stock	21	20
Additional paid-in capital	215,156	199,793
Accumulated other comprehensive loss	(851)	(76)
Accumulated deficit	(58,989)	(52,932)
Total stockholders' equity	155,337	146,805

Total liabilities and stockholders' equity	$176,443	$167,038

Procera Networks, Inc.
GAAP to Non-GAAP Reconciliation; and Supplemental Financial Information
Unaudited
(in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012

Sales - U.S. GAAP as reported	$14,171	$16,569	$12,332

Reconciliation of Gross Profit:
U.S. GAAP as reported	$7,421	$10,727	$8,663
As a percentage of sales	52.4%	64.7%	70.2%
Adjustment:
Stock-based compensation (1)	60	52	34
Amortization of intangibles - developed technology (2)	260	-	-
As Adjusted	$7,741	$10,779	$8,697
As a percentage of sales	54.6%	65.1%	70.5%

Reconciliation of Operating Expense:
U.S. GAAP as reported	$14,051	$9,563	$8,057
Adjustment:
Stock-based compensation (1)	878	539	677
Amortization of intangibles - customer relationships (2)	112	-	-
Deferred compensation (3)	1,342	-	-
Business development expenses (4)	1,002	590	646
As Adjusted	$10,717	$8,434	$6,734

Reconciliation of Net Income (Loss):
U.S. GAAP as reported	$(6,057)	$1,223	$579
Adjustment:
Stock-based compensation (1)	938	591	711
Amortization of intangibles (2)	372	-	-
Deferred compensation (3)	1,342	-	-
Business development expenses (4)	1,002	590	646
Income tax adjustment (5)	(726)	-	-
As Adjusted	$(3,129)	$2,404	$1,936

Reconciliation of Diluted Net Income (Loss) Per Share:
U.S. GAAP as reported	$(0.30)	$0.06	$0.04
Adjustment:
Stock-based compensation (1)	0.05	0.03	0.05
Amortization of intangibles (2)	0.02	-	-
Deferred compensation (3)	0.07	-	-
Business development expenses (4)	0.05	0.03	0.04
Income tax adjustment (5)	(0.04)	-	-
As Adjusted	$(0.16)	$0.12	$0.13

Shares used in computing diluted net income (loss) per share	19,931	19,830	15,064

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of ASC 718.

(2)	Amortization expense associated with intangible assets acquired in the Vineyard acquisition.

(3)	Deferred compensation includes amortization of amounts to be paid under retention agreements with Vineyard's three founders; these are payable after one year of continuous employment with the Company.

(4)
Business development expenses include the cost of outside professional services for negotiating and performing legal, accounting and tax due diligence for potential mergers, acquisitions and other significant partnership arrangements.

(5)
Income tax benefit associated with the following Vineyard acquisition related items:
- reversal of Vineyard’s pre-existing income tax valuation allowance upon acquisition; and
 - amortization of acquired intangible assets and book/tax differences on deferred revenue.